Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Henry Schein, Inc.

Melville, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2021, relating to the consolidated financial statements and schedule of Henry Schein, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 26, 2020.

/s/ BDO USA, LLP

New York, New York
February 26, 2021